Exhibit 4.4

AMENDMENT NO. 1 TO

SUPPLEMENTAL INDENTURE NO. 24

BY AND AMONG

WELLTOWER OP LLC

as Issuer

AND

WELLTOWER INC.

as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

AS OF AUGUST 4, 2025

SUPPLEMENTAL TO THE INDENTURE DATED AS OF MARCH 15, 2010, AS

AMENDED AND RESTATED BY THE SUPPLEMENTAL INDENTURE NO. 23,

DATED AS OF APRIL 1, 2022

4.500% NOTES DUE 2030

5.125% NOTES DUE 2035

This AMENDMENT NO. 1 TO SUPPLEMENTAL INDENTURE NO. 24 (this “Amendment No. 1”) is made and entered into as of August 4, 2025 among WELLTOWER OP LLC, a Delaware limited liability company (the “Company”), WELLTOWER INC., a Delaware corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Company, formerly known as Welltower Inc., and the Trustee have executed and delivered an Indenture, dated as of March 15, 2010, as amended and restated by Supplemental Indenture No. 23, dated as of April 1, 2022 (as further amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with Supplemental Indenture No. 24, dated as of June 27, 2025 (“Supplemental Indenture No. 24”), as amended by this Amendment No. 1 and as further amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the future issuance of the Company’s senior debt securities (the “Securities”) to be issued from time to time in one or more series; and

WHEREAS, pursuant to the terms of the Base Indenture and Supplemental Indenture No. 24, the Company established and issued two series of its Securities designated as its 4.500% Notes due 2030 (the “2030 Notes”) in the initial aggregate principal amount of $600,000,000 and its 5.125% Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Notes”) in the initial aggregate principal amount of $650,000,000, subject, in each case, to the right of the Company to reopen each such series for issuances of additional securities of such series;

WHEREAS, the Company desires to reopen such series of 2030 Notes and issue $400,000,000 aggregate principal amount of additional 2030 Notes which will constitute a further issuance of, will be fungible with and will be consolidated and form a single series with the 2030 Notes, and will have the same CUSIP number and same terms as the 2030 Notes; and

WHEREAS, the Company desires to reopen such series of 2035 Notes and issue $600,000,000 aggregate principal amount of additional 2035 Notes which will constitute a further issuance of, will be fungible with and will be consolidated and form a single series with the 2035 Notes, and will have the same CUSIP number and same terms as the 2035 Notes.

NOW, THEREFORE, THIS AMENDMENT NO. 1 WITNESSETH:

Pursuant to terms of the Base Indenture and Supplemental Indenture No. 24, the series of the 2030 Notes and the series of 2035 Notes, each established by Supplemental Indenture No. 24, each is hereby reopened and there is hereby authorized for issuance, authentication and delivery (i) $400,000,000 aggregate principal amount of additional 2030 Notes (the “Additional 2030 Notes”) of the same series as the 2030 Notes and (ii) $600,000,000 aggregate principal amount of additional 2035 Notes (the “Additional 2035 Notes” and, together with the Additional 2030 Notes, the “Additional Notes”) of the same series as the 2035 Notes, each initially issued under Supplemental Indenture No. 24, and in consideration of the premises and the purchase and acceptance of the Additional Notes by the Holders thereof, the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Notes, that Supplemental Indenture No. 24 is hereby supplemented and amended, to the extent and for the purposes expressed herein, as follows:

ARTICLE 1.

AMENDMENTS TO SUPPLEMENTAL INDENTURE NO. 24

Section 1.1 Supplemental Indenture No. 24 is hereby amended and supplemented as follows:

(a) The series of 2030 Notes established by Supplemental Indenture No. 24 is hereby reopened for the issuance of Additional 2030 Notes in an aggregate principal amount of $400,000,000, which shall constitute a further issuance of, will be fungible with and will be consolidated with and form a single series with the 2030 Notes, with the same CUSIP number as the 2030 Notes, and shall have the same terms as the 2030 Notes, except that the Additional 2030 Notes will be issued on August 4, 2025. The form of the 2030 Notes and the form of the Notation of Guarantee, including the Additional 2030 Notes, are set forth in Supplemental Indenture No. 24, and such form with respect to the Additional 2030 Notes may contain such changes as may be appropriate to reflect the issuance of the Additional 2030 Notes and the amendment of Supplemental Indenture No. 24 by this Amendment No. 1.

(b) The series of 2035 Notes established by Supplemental Indenture No. 24 is hereby reopened for the issuance of Additional 2035 Notes in an aggregate principal amount of $600,000,000, which shall constitute a further issuance of, will be fungible with and will be consolidated with and form a single series with the 2035 Notes, with the same CUSIP number as the 2035 Notes, and shall have the same terms as the 2035 Notes, except that the Additional 2035 Notes will be issued on August 4, 2025. The form of the 2035 Notes and form of the Notation of Guarantee, including the Additional 2035 Notes, are set forth in Supplemental Indenture No. 24, and such form with respect to the Additional 2035 Notes may contain such changes as may be appropriate to reflect the issuance of the Additional 2035 Notes and the amendment of Supplemental Indenture No. 24 by this Amendment No. 1.

(c) The payment of principal, interest and certain other amounts on the Additional Notes will be fully and unconditionally guaranteed by the Guarantor on a senior unsecured basis as set out in Article Four of the Base Indenture.

(d) All references to the Notes in Supplemental Indenture No. 24, the form of the Notes and the form of the Notation of Guarantee set forth in Supplemental Indenture No. 24 shall be amended, supplemented and deemed to include the Additional Notes issued hereunder, except that the date of issuance of the Additional Notes shall be as set forth in this Amendment No. 1.

(e) The Additional Notes shall be subject to, and be entitled to the benefits of Supplemental Indenture No. 24, as amended hereby, except that the date of issuance of the Additional Notes shall be as set forth in this Amendment No. 1.

ARTICLE 2.

EFFECTIVENESS

Section 2.1 This Amendment No. 1 shall be effective for all purposes as of the date and time this Amendment No. 1 has been executed and delivered by the Company, the Guarantor and the Trustee in accordance with Article Ten of the Base Indenture. As amended and supplemented hereby, the Indenture is hereby confirmed as being in full force and effect.

ARTICLE 3.

MISCELLANEOUS

Section 3.1 Unless otherwise provided in this Amendment No. 1, all defined terms used in this Amendment No. 1 shall have the meanings assigned to them in Supplemental Indenture No. 24.

Section 3.2 In the event any provision of this Amendment No. 1 shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

Section 3.3 To the extent that any terms of Supplemental Indenture No. 24, as amended by this Amendment No. 1, or the Notes (including the Additional Notes) are inconsistent with the terms of the Indenture, the terms of Supplemental Indenture No. 24, as amended by this Amendment No. 1, or the Notes (including the Additional Notes) shall govern and supersede such inconsistent terms.

Section 3.4 The Trustee shall not be responsible for the validity or sufficiency of this Amendment No. 1, or for the recitals contained herein, all of which shall be taken as statements of the Company.

Section 3.5 This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.6 This Amendment No. 1 may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the Company, the Guarantor and the Trustee have caused this Amendment No. 1 to be executed in their respective corporate names as of the date first above written.

WELLTOWER OP LLC

By:	/s/ Matthew G. McQueen
Name:	Matthew G. McQueen
Title:	Chief Legal Officer, General Counsel and Assistant Secretary

WELLTOWER INC.

By:	/s/ Matthew G. McQueen
Name:	Matthew G. McQueen
Title:	Chief Legal Officer and General Counsel

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Terence Rawlins
Name:	Terence Rawlins
Title:	Vice President

[Signature Page to Amendment No. 1 to Supplemental Indenture No. 24]